UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2013

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 3, 2013, the Company filed a Form 8-K (the “Original 8-K”) reporting the results of its 2013 Annual Meeting of Stockholders. As reported in the Original 8-K, in a non-binding advisory vote on the frequency of future say-on-pay votes, 11,366,380 shares were voted in favor of having say-on-pay votes every year, 281,389 shares were voted in favor of having say-on-pay votes every two years, 6,178,514 shares were voted in favor of having say-on-pay votes every three years, 292,617 shares abstained and there were 15,151,838 broker non-votes.

The Company’s Board of Directors has carefully considered the outcome of this advisory vote and has determined, after such consideration, that it is in the best interest of the Company and its stockholders to hold say-on-pay advisory votes every three years (as the Board recommended in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders), rather than every year or every other year. The frequency of say-on-pay advisory votes with respect to the compensation of the Company’s executive officers may be reconsidered in the future (and, under applicable rules, must be put forward again to the Company’s stockholders for their consideration and input no later than the Company’s 2019 Annual Meeting of Stockholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande Vice President, Treasurer and Chief Financial Officer

Dated: October 25, 2013